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                                                                    Exhibit 10-H



                           COLGATE-PALMOLIVE COMPANY
                         RESTATED AND AMENDED DEFERRED
                 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS,
                           as amended October 9, 1997

     The purpose of the Deferred Compensation Plan for Non-Employee Directors is to assist Colgate-Palmolive Company (the "Company") in attracting and retaining qualified individuals to serve as directors and provide directors with increased flexibility in timing the receipt of fees owing to them for service on, and attending meetings of, the Company's board of directors (the "Board") and committees thereof.

     The Plan shall be effective, as amended and restated herein, as of October 9, 1997.

                            ARTICLE 1. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

          (a) "Business Day" means a day except for a Saturday, Sunday or a legal holiday.

          (b) "Closing Price" means the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions published in The Wall Street Journal.

          (c) "Committee" means the Company's Employees Relations Committee, which is a committee consisting of at least three employees of the Company designated from time to time by the Board.

          (d) "Common Stock" means (i) the common stock, $1.00 par value per share, of the Company, adjusted as provided in Section 2.8, or (ii) if there is a merger or consolidation and the Company is not the surviving corporation thereof, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

          (e) "Compensation" means all cash remuneration paid to a Director for services to the Company as a Director, other than reimbursement for expenses, and shall include retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof.

          (f) "Director" means any individual serving on the Board who is not an employee of the Company or any of its subsidiaries or affiliates.

          (g) "Participant" means a Director who has filed an election to participate in the Plan under Section 2.2 of the Plan with regard to any Plan Year, or who has deferred Compensation pursuant to this Plan.

          (h) "Plan" means the Colgate-Palmolive Company Restated and Amended Deferred Compensation Plan for Non-Employee Directors.

          (i) "Plan Year" means the calendar year.

          (j) "Stock Account" means the account which reflects the Compensation deferred by a Participant pursuant to Section 2.2.

          (k) "Stock Credit" means a credit to a Participant's Stock Account, calculated pursuant to Section 2.4.
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                     ARTICLE 2. PARTICIPATION IN THE PLAN

     2.1  Eligibility.  Any Director may participate in the Plan.
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     2.2  Election to Participate.
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     (a) Each Director may elect to defer payment of all or any portion (in increments of 25%) of his or her Compensation that is payable during the immediately succeeding Plan Year. Such election must be made by December 31 of the Plan Year preceding the Plan Year in which such Compensation otherwise would be paid.

          (b) An election to defer any Compensation under Section 2.2(a) above shall be: (i) in writing, (ii) delivered to the Committee, and (iii) irrevocable. A Director may file a new election each Plan Year applicable to the immediately succeeding Plan Year. If no election or revocation of a prior election is received by December 31 of any Plan Year, the election, if any, in effect for such Plan Year will continue to be effective for the immediately succeeding Plan Year. If a Director does not elect to defer Compensation payable to him during a Plan Year, all such Compensation shall be paid directly to such Director in accordance with resolutions adopted by the Board from time to time.

     2.3  Mode of Deferral.   All Compensation deferred by a Participant
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pursuant to Section 2.2(a) shall be deferred to a Stock Account.  The Committee shall maintain such Stock Account in the name of the Participant. Any such election shall be specified in the writing referred to in Section 2.2(b) above that is delivered by the Director to the Committee. Compensation deferred to a Stock Account shall result in Stock Credits.

     2.4  Stock Account.   The Stock Account of a Participant shall be credited,
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as of the date the deferred Compensation otherwise would have been payable to such Participant, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such deferred Compensation at the average of the Closing Prices of shares of Common Stock on each Business Day during the month immediately preceding the month in which such Stock Account is so credited. As of the date of any dividend record date for the Common Stock, the Participant's Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Closing Price of shares of Common Stock on such date, with the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Credits then attributed to the Participant's Stock Account. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

     2.5  Distribution of  Stock Account.
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          (a) Distribution of a Participant's Stock Account shall commence in accordance with such Participant's election, provided, however, that no such distribution of any Stock Credits shall commence until six months after the date a Participant's Stock Account has been credited with such Stock Credits. If the date elected by a Participant for commencement of such distribution is not a Business Day, such distribution shall commence on the next succeeding Business Day.

          (b) A Participant shall elect the number of annual installments (from one through ten) in which his or her Stock Account shall be paid. The Committee shall distribute such Stock Account in accordance with such election or, if no such election is made, in a single installment. Such payment or payments shall be in amounts determined pursuant to Section 2.6 below, and shall be made on the date specified pursuant to Section 2.5(a) above, and such date of each succeeding Plan Year as applicable.

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          (c) A Participant's elections referred to in paragraphs (a) and (b)
above must be in writing and be delivered to the Committee with such Participant's election pursuant to Section 2.2. Unless such elections are made irrevocable by their terms, a Participant, at any time on or before December 1 of the Plan Year preceding the Plan Year in which distribution of such Participant's Stock Account is to commence, may request that such elections be changed. Such request must be in writing and must be delivered to the Committee prior to such December 1. The Committee shall have the sole discretion to permit or deny such request.

          (d) Distribution of a Participant's Stock Account shall be made only in shares of Common Stock .

     2.6  Installment Amount.  The amount of each installment with respect to
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such Participant's Stock Account shall be equal to the product of the number of
Stock Credits attributable to such installment and the average of the Closing Prices of shares of Common Stock on each Business Day in the month immediately prior to the month in which such installment is to be paid. The number of Stock Credits attributable to an installment shall be equal to the product of the current number of Stock Credits attributed to such Stock Account and a fraction, the numerator of which is one and the denominator of which is the number of installments yet to be paid.

     2.7  Severe Financial Hardship.  Notwithstanding any other Section of this
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Article 2, at the written request of a Participant or a Participant's legal representative, the Committee, in its sole discretion upon a finding that continued deferral will result in severe financial hardship to the Participant, may authorize (i) the payment of all or a part of a Participant's Stock Account in a single installment prior to his or her ceasing to be a Director or (ii) the acceleration of payment of any multiple installments thereof.

     2.8  Adjustment.  If at any time the number of outstanding shares of Common
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Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of Stock Credits with which each Participant's Stock Account is then credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of Stock Credits with which each Participant's Stock Account is then credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation, there shall be credited to each Participant's Stock Account, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which the Participant's Stock Account is then credited. If in such a consolidation or merger holders of shares of Common Stock shall receive any consideration other than shares of the capital stock of the resulting or surviving corporation or its parent corporation, the Committee, in its sole discretion, shall determine the appropriate change in the Participants' Stock Account.

     2.9  Distribution upon Death.  Notwithstanding any other provision of this
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Plan, upon the death of a Participant the Committee shall pay all of such
Participant's Stock Account in a single installment to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section 2.9 shall be made as soon as practicable following the end of the calendar quarter in which the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later.

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     2.10  Withholding Taxes.  The Company shall deduct from all distributions
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under the Plan any taxes required to be withheld by federal, state, or local governments.

                           ARTICLE 3. THE COMMITTEE

     3.1  Authority.   The Committee shall have full power and authority to
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administer the Plan, including the power to (a) promulgate forms to be used with respect to the Plan, (b) promulgate rules of Plan administration, (c) settle any disputes as to rights or benefits arising from the Plan, (d) interpret the terms of the Plan and (e) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Any decision made by the Committee shall be final and binding on the Company, Participants and their heirs or successors.

     3.2  Operation.   The Committee may act (a) by majority vote of its members
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meeting in person or by telephone or (b) by consent in writing signed by all members of the Committee. Two members of the Committee shall constitute a quorum for the transaction of business at a meeting.

     3.3  Elections, Notices.  All elections and notices required to be provided
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to the Committee under the Plan must be in such form or forms prescribed by, and contain such information as is required by, the Committee.

                           ARTICLE 4. MISCELLANEOUS

     4.1  Funding.   No promise hereunder shall be secured by any specific
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assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.

     4.2  Non-alienation of Benefits.  No benefit under the Plan shall be
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subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     4.3  Delegation of Administrative Duties.   The Committee may delegate its
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powers and duties under the Plan to officers and employees of the Company.  Any such delegation shall be in writing.

     4.4  Governing Law.   This Plan shall be governed by the laws of the State
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of Delaware.

     4.5  Amendment, Modification and Termination of the Plan.   The Committee
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at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his rights with respect to Stock Credits credited prior to such termination, amendment or modification, without his consent.

     4.6  Successors and Heirs.   The Plan and any properly executed elections
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hereunder shall be binding upon the Company and Participants, and upon any assignee or successor in interest to the Company and upon the heirs, legal representatives and beneficiaries of any Participant.

     4.7  Status of Participants.   Stock Credits are not, and do not
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constitute, shares of Common Stock, and no right as a holder of shares of Common
Stock shall devolve upon a Participant by reason of his participation in the Plan.

     4.8  Use of Terms.   The masculine includes the feminine and the plural
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includes the singular, unless the context clearly indicates otherwise.

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     4.9  Statement of Accounts.   In February of each Plan Year, each
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Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his Stock Account under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

     4.10  Deferral of Certain Transactions.   Any transaction effected pursuant
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to the Plan that is deemed to be a "Discretionary Transaction" as defined in
Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended, that occurs within six months of an "opposite way" discretionary transaction (as described in Rule 16b-3(f) thereunder) is automatically voided and will be deferred until six months have elapsed from the date of the most recent "opposite way" discretionary transaction under any Plan of the Company.

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